Exhibit 99.1
GOODRX REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

SANTA MONICA, Calif. -- (February 29, 2024) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) (“GoodRx” or the “Company”), the leading destination for prescription savings in the U.S., has released its financial results for the fourth quarter and full year 2023, which are consistent with its preliminary results announced on January 10, 2024.
Fourth Quarter 2023 Highlights
•Revenue1 and Adjusted Revenue1,2 of $196.6 million
•Net loss of $25.9 million; Net loss margin of 13.2%
•Adjusted Net Income2 of $31.1 million; Adjusted Net Income Margin2 of 15.8%
•Adjusted EBITDA2 of $57.3 million; Adjusted EBITDA Margin2 of 29.1%
•Net cash provided by operating activities of $15.9 million
•Exited the quarter with over 7 million consumers of prescription-related offerings3

Full Year 2023 Highlights
•Revenue1 of $750.3 million
•Adjusted Revenue1,2 of $760.3 million
•Net loss of $8.9 million; Net loss margin of 1.2%
•Adjusted Net Income2 of $114.6 million; Adjusted Net Income Margin2 of 15.1%
•Adjusted EBITDA2 of $217.4 million; Adjusted EBITDA Margin2 of 28.6%
•Net cash provided by operating activities of $138.3 million
•Over 750,000 unique healthcare providers (HCPs) visit GoodRx annually4
“We’ve locked in on creating value for consumers and ended the year strong building on our third quarter progress with accelerating momentum in the business, both financially and operationally, in the fourth quarter,” said Scott Wagner, Interim Chief Executive Officer. “We’ve been ruthlessly focused on driving prescription-savings events by leaning into our deep relationships with retail partners, bringing the fundamental benefit of GoodRx to commercial plans through our integrated savings program and bringing savings to brand drugs through our pharma manufacturer solutions offering. These all reinforce our value proposition and are expected to continue driving topline growth in the first quarter and the full year 2024.”
1Revenue in the third quarter 2023 was impacted by a $10.0 million client contract termination payment, which was recognized as a reduction of revenue, in connection with our plan to de-prioritize certain solutions under our pharma manufacturer solutions offering approved by our board of directors on August 7, 2023 (the “Restructuring Plan”). Revenue excluding the $10.0 million client contract termination payment represents Adjusted Revenue for the third quarter and full year 2023. For all other periods, revenue equals Adjusted Revenue.
2Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. For the periods presented, Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net Income, respectively, divided by Adjusted Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
3Sum of Monthly Active Consumers (MACs) for Q4'23 and subscribers to our subscription plans as of December 31, 2023. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.
4Based on internal data on unique HCP visits to GoodRx for the year ended December 31, 2023. A unique HCP who visits GoodRx more than once during a given year is only counted as one unique HCP in that year.
Fourth Quarter 2023 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue and Adjusted Revenue1,2 increased 7% to $196.6 million compared to $184.1 million. Prescription transactions revenue increased 11% to $143.9 million compared to $129.4 million, primarily driven by an 8% increase in Monthly Active Consumers as well as quarter-specific favorability related to certain client contracts. Subscription revenue decreased 6% to $23.1 million compared to $24.6 million, primarily driven by a decrease in the number of subscription plans due to the anticipated sunset of our partnership subscription program, Kroger Savings Club. Kroger Savings Club revenue was over $1 million less in the fourth quarter of 2023 than in the prior year period. Gold subscription plans grew year-over-year and quarter-over-quarter to approximately 694 thousand and Gold revenue was $21.5 million. Pharma manufacturer solutions revenue decreased 2% to $24.4 million compared to $24.9 million, primarily driven by the impacts of the Restructuring Plan. The prior year quarter included over $2 million of revenue related to vitaCare, whereas in the fourth quarter of 2023 there was essentially none. Other revenue of $5.2 million stayed relatively flat.
Cost of revenues decreased 13% to $15.2 million, or 8% of revenue, compared to $17.4 million, or 9% of revenue, primarily driven by a decrease in personnel related costs due to lower average headcount principally as a result of the run-rate cash savings from the Restructuring Plan implemented beginning in the third quarter of 2023. Adjusted cost of revenues2 decreased 19% to $13.8 million, or 7% of Adjusted Revenue2, compared to $17.0 million, or 9% of Adjusted Revenue2.

Exhibit 99.1
Product development and technology expenses decreased 13% to $32.0 million, or 16% of revenue, compared to $36.8 million, or 20% of revenue, primarily driven by a decrease in payroll and related costs due to higher capitalization of certain qualified costs related to software development and lower average headcount. Adjusted product development and technology expenses2 decreased 8% to $24.2 million, or 12% of Adjusted Revenue2, compared to $26.3 million, or 14% of Adjusted Revenue2.
Sales and marketing expenses increased 11% to $93.8 million, or 48% of revenue, compared to $84.1 million, or 46% of revenue, primarily driven by an increase in payroll and related costs as well as a net increase in advertising and promotional expenses. Adjusted sales and marketing expenses2 increased 6% to $83.8 million, or 43% of Adjusted Revenue2, compared to $78.9 million, or 43% of Adjusted Revenue2.
General and administrative expenses increased 6% to $30.4 million, or 15% of revenue, compared to $28.6 million, or 16% of revenue, primarily driven by a non-cash charge related to the disposal of allocated goodwill associated with the Restructuring Plan recognized in the fourth quarter of 2023. In addition, the year-over-year change was impacted by increases in payroll and related expenses and third-party professional services costs, substantially offset by decreases in stock-based compensation expense principally related to the non-recurring awards granted to our co-founders in connection with our IPO, legal settlement costs and change in fair value of contingent consideration. Adjusted general and administrative expenses2 increased 43% to $17.6 million, or 9% of Adjusted Revenue2, compared to $12.3 million, or 7% of Adjusted Revenue2.
Net loss was $25.9 million compared to a net loss of $2.0 million, primarily driven by the individual factors described above as well as due to an income tax expense of $1.2 million, compared to an income tax benefit of $2.8 million. Net loss margin was 13.2% compared to a net loss margin of 1.1%. Adjusted Net Income2 was $31.1 million compared to Adjusted Net Income2 of $27.4 million.
Adjusted EBITDA2 was $57.3 million compared to $49.6 million, primarily driven by higher prescription transactions revenue. Adjusted EBITDA Margin2 was 29.1% compared to 26.9%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the fourth quarter was $15.9 million compared to $31.9 million in the comparable period last year, largely driven by the impact of higher net losses year-over-year. As of December 31, 2023, GoodRx had cash and cash equivalents of $672.3 million and total outstanding debt of $661.8 million.
GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the Company’s mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These capital allocation priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
During the fourth quarter of 2023, we repurchased $77.8 million in shares of Class A common stock, representing approximately 14.1 million shares, under our then-current share repurchase program, which expired on February 23, 2024. As of December 31, 2023, we had $44.3 million of unused authorized share repurchase capacity under our then-current share repurchase program.
On February 27, 2024, our board of directors approved a new stock repurchase program (the “New Repurchase Program”) that authorized the repurchase of up to $450.0 million of our Class A common stock. Repurchases under the New Repurchase Program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market conditions and corporate needs. GoodRx may also, from time to time, enter into trading plans intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended, to facilitate repurchases under the New Repurchase Program. Any repurchases are expected to be funded with the Company’s existing cash and cash equivalents, working capital, cash flows from operations, or funds available through various borrowing arrangements. The New Repurchase Program has no expiration date, does not obligate GoodRx to acquire any particular amount of Class A common stock and may be modified, suspended or terminated at any time at the discretion of our board of directors.
Guidance
For the first quarter and full year 2024, management is anticipating the following:

Exhibit 99.1

$ in millions	1Q 2024	1Q 2023	YoY Change
Revenue[5]	~$195-$198	$184.0	~6%-8%
Adjusted Revenue[5]	~$195-$198	$184.0	~6%-8%
Adjusted EBITDA Margin[6]	High twenty-percent range, potentially up to 30%

$ in millions	FY 2024	FY 2023	YoY Change
Revenue[5]	~$800	$750.3	~7%
Adjusted Revenue[5]	~$800	$760.3	~5%
Adjusted EBITDA[6]	~$250
“We are guiding to first quarter revenue and Adjusted Revenue in the range of about $195 million to $198 million, representing about 6% to 8% year-over-year growth, and Adjusted EBITDA Margin in the high twenty-percent range, potentially up to 30%. Our first quarter guide includes our current estimate of the impact of the recent system outages disclosed by UnitedHealth Group that we believe, at this early stage, is not reasonably likely to have a material impact on our financials, despite the impact lasting a couple of days,” said Karsten Voermann, Chief Financial Officer. “For the full year 2024, we expect revenue and Adjusted Revenue to be about $800 million, representing about 7% and 5% year-over-year growth, respectively. These full year growth rates are tempered by the approximately $25 million topline impact associated with our pharma manufacturer solutions restructuring, including the deprioritization of vitaCare, the anticipated sunset of the Kroger Savings Club, and our continued investments in consumer incentives which we expect will reduce revenue. We believe our Adjusted EBITDA trajectory is continuing to ramp as we delivered Adjusted EBITDA Margin in the high twenties over the last couple of quarters and we expect to achieve approximately $250 million of Adjusted EBITDA for the full year 2024.”
“Our balance sheet and liquidity position remained strong in the fourth quarter, with a healthy cash balance that affords us significant flexibility. We will continue to prioritize cash conversion and disciplined capital deployment to support our strategic priorities and accelerate value creation,” concluded Voermann.
5Adjusted Revenue is a non-GAAP financial measure and is presented for supplemental informational purposes only. We expect revenue, the most directly comparable financial measure calculated in accordance with GAAP, to equal Adjusted Revenue for the first quarter and full year of 2024. For the first quarter 2023, revenue equals Adjusted Revenue. For the full year 2023 Adjusted Revenue, refer to the Non-GAAP Financial Measures section below for reconciliation to the most directly comparable GAAP measure.
6Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Revenue. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA and Adjusted EBITDA Margin guidance to GAAP net income or loss and GAAP net income or loss margin, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast today, February 29, 2024, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register.vevent.com/register/BIc3b837c2f5dc4943bcc1355119820c4d
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

Exhibit 99.1
About GoodRx
GoodRx is the leading destination for prescription savings in the U.S. We offer consumers free access to transparent and lower prices for generic and brand medications, as well as comprehensive healthcare research and information. We also equip healthcare professionals with efficient ways to find and prescribe affordable medications. Since 2011, GoodRx has helped consumers save nearly $70 billion and is one of the most downloaded medical apps over the past decade.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Whitney Notaro
wnotaro@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, our value proposition, our collaborations and partnerships with third parties, including our integrated savings programs, the anticipated sunset of the Kroger Savings Club, the New Repurchase Program, anticipated impacts of the de-prioritization of certain solutions under our pharma manufacturer solutions offering and our cost savings initiatives, our direct contracting approach with retailers, realizability of deferred tax assets, expected impact of recent outages disclosed by UnitedHealth Group, business strategy, cash conversion and capital deployment, our plans, market opportunity and growth and our objectives for future operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease, such as COVID-19; the accuracy of our estimate of our total addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cybersecurity; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, standards, and other requirements; our ability to utilize our net operating loss carryforwards and certain other tax attributes; the risk that we may not achieve the intended outcomes of our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the fourth quarter of 2023 with over 7 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active Consumers for the three months ended December 31, 2023 and subscribers to our subscription plans as of December 31, 2023.

	Three Months Ended
(in millions)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Monthly Active Consumers	6.4	6.1	6.1	6.1	5.9	5.8	5.8	6.4

	As of
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Subscription plans	884	930	969	1,007	1,030	1,060	1,133	1,203

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$672,296	$757,165
Accounts receivable, net	143,608	117,141
Prepaid expenses and other current assets	56,886	45,380
Total current assets	872,790	919,686
Property and equipment, net	15,932	19,820
Goodwill	410,769	412,117
Intangible assets, net	60,898	119,865
Capitalized software, net	95,439	70,072
Operating lease right-of-use assets, net	29,929	35,906
Deferred tax assets, net	65,268	—
Other assets	37,775	27,165
Total assets	$1,588,800	$1,604,631
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$36,266	$17,700
Accrued expenses and other current liabilities	71,329	47,523
Current portion of debt	8,787	7,029
Operating lease liabilities, current	6,177	4,068
Total current liabilities	122,559	76,320
Debt, net	647,703	651,796
Operating lease liabilities, net of current portion	48,403	54,131
Other liabilities	8,177	7,557
Total liabilities	826,842	789,804
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	40	40
Additional paid-in capital	2,219,321	2,263,322
Accumulated deficit	(1,457,403)	(1,448,535)
Total stockholders' equity	761,958	814,827
Total liabilities and stockholders' equity	$1,588,800	$1,604,631

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

			(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$196,644	$184,109	$750,265	$766,554
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	15,170	17,360	66,925	65,079
Product development and technology	32,032	36,770	135,836	143,137
Sales and marketing	93,751	84,128	341,328	357,631
General and administrative	30,371	28,581	125,515	144,792
Depreciation and amortization	43,608	15,533	107,668	54,177
Total costs and operating expenses	214,932	182,372	777,272	764,816
Operating (loss) income	(18,288)	1,737	(27,007)	1,738
Other expense, net:
Other expense	—	—	(4,008)	—
Interest income	8,474	5,445	32,171	9,274
Interest expense	(14,821)	(11,927)	(56,728)	(34,243)
Total other expense, net	(6,347)	(6,482)	(28,565)	(24,969)
Loss before income taxes	(24,635)	(4,745)	(55,572)	(23,231)
Income tax (expense) benefit	(1,234)	2,773	46,704	(9,597)
Net loss	$(25,869)	$(1,972)	$(8,868)	$(32,828)
Loss per share:
Basic and diluted	$(0.06)	$(0.00)	$(0.02)	$(0.08)
Weighted average shares used in computing loss per share:
Basic and diluted	403,248	411,683	410,315	412,858

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$123	$169	$610	$359
Product development and technology	7,144	9,863	30,096	35,190
Sales and marketing	8,646	5,037	20,311	21,036
General and administrative	12,865	14,345	53,803	63,649

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(8,868)	$(32,828)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	107,668	54,177
Amortization of debt issuance costs	3,382	3,413
Non-cash operating lease expense	4,104	3,349
Stock-based compensation expense	104,820	120,234
Change in fair value of contingent consideration	—	18,057
Deferred income taxes	(65,562)	(497)
Gain on sale of business	—	(11,404)
Loss on operating lease assets	1,353	12,569
Loss on disposal of capitalized software	7,975	—
Loss on minority equity interest investment	4,008	—
Other	1,348	—
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(26,467)	1,375
Prepaid expenses and other assets	(32,162)	(13,644)
Accounts payable	17,456	(874)
Accrued expenses and other current liabilities	21,253	(5,268)
Operating lease liabilities	(2,930)	(4,004)
Other liabilities	914	2,125
Net cash provided by operating activities	138,292	146,780
Cash flows from investing activities
Purchase of property and equipment	(1,043)	(3,967)
Acquisitions, net of cash acquired	—	(156,853)
Capitalized software	(54,723)	(51,247)
Investment in minority equity interest	—	(15,007)
Proceeds from sale of business	—	16,576
Net cash used in investing activities	(55,766)	(210,498)
Cash flows from financing activities
Payments on long-term debt	(5,271)	(7,029)
Repurchases of Class A common stock	(103,974)	(101,721)
Proceeds from exercise of stock options	5,941	9,159
Employee taxes paid related to net share settlement of equity awards	(65,481)	(20,635)
Proceeds from employee stock purchase plan	1,390	—
Net cash used in financing activities	(167,395)	(120,226)
Net change in cash and cash equivalents	(84,869)	(183,944)
Cash and cash equivalents
Beginning of period	757,165	941,109
End of period	$672,296	$757,165

Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions and restructuring activities, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, other expense, and gain on sale of business. Adjusted operating income is Adjusted Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Exhibit 99.1
The following table presents a reconciliation of net loss and revenue, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted EBITDA and Adjusted Revenue, respectively, and presents net loss margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

			(dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Net loss	$(25,869)	$(1,972)	$(8,868)	$(32,828)
Adjusted to exclude the following:
Interest income	(8,474)	(5,445)	(32,171)	(9,274)
Interest expense	14,821	11,927	56,728	34,243
Income tax expense (benefit)	1,234	(2,773)	(46,704)	9,597
Depreciation and amortization	43,608	15,533	107,668	54,177
Other expense	—	—	4,008	—
Financing related expenses	—	6	—	20
Acquisition related expenses	174	2,856	1,777	26,486
Restructuring related expenses	4,634	37	27,023	6,273
Legal settlement expenses	(2,900)	(1,300)	100	1,500
Stock-based compensation expense	28,778	29,414	104,820	120,234
Payroll tax expense related to stock-based compensation	268	143	1,693	1,882
Loss on operating lease assets	979	12,569	1,353	12,569
Gain on sale of business	—	(11,404)	—	(11,404)
Adjusted EBITDA	$57,253	$49,591	$217,427	$213,475

Revenue	$196,644	$184,109	$750,265	$766,554
Adjusted to exclude the following:
Client contract termination costs	—	—	10,000	—
Adjusted Revenue	$196,644	$184,109	$760,265	$766,554
Net loss margin (1)	(13.2%)	(1.1%)	(1.2%)	(4.3%)
Adjusted EBITDA Margin (2)	29.1%	26.9%	28.6%	27.8%
________________________________________________________________
(1)Net loss margin represents net loss as a percentage of revenue.
(2)Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Adjusted Revenue.

Exhibit 99.1
The following tables present a reconciliation of net loss and revenue and calculations of net loss margin and loss per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Revenue, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

	(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(25,869)	$(1,972)	$(8,868)	$(32,828)
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions and restructuring activities	32,037	5,674	64,806	23,200
Other expense	—	—	4,008	—
Financing related expenses	—	6	—	20
Acquisition related expenses	174	2,856	1,777	26,486
Restructuring related expenses	4,634	37	27,023	6,273
Legal settlement expenses	(2,900)	(1,300)	100	1,500
Stock-based compensation expense	28,778	29,414	104,820	120,234
Payroll tax expense related to stock-based compensation	268	143	1,693	1,882
Loss on operating lease assets	979	12,569	1,353	12,569
Gain on sale of business	—	(11,404)	—	(11,404)
Income tax benefit on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	(6,966)	(8,648)	(82,134)	(22,108)
Adjusted Net Income	$31,135	$27,375	$114,578	$125,824
Revenue	$196,644	$184,109	$750,265	$766,554
Adjusted to exclude the following:
Client contract termination costs	—	—	10,000	—
Adjusted Revenue	$196,644	$184,109	$760,265	$766,554
Net loss margin (1)	(13.2%)	(1.1%)	(1.2%)	(4.3%)
Adjusted Net Income Margin (2)	15.8%	14.9%	15.1%	16.4%
Weighted average shares used in computing loss per share:
Basic and diluted	403,248	411,683	410,315	412,858
Loss per share:
Basic and diluted	$(0.06)	$(0.00)	$(0.02)	$(0.08)
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	403,248	411,683	410,315	412,858
Diluted	407,109	413,275	414,095	418,588
Adjusted Earnings Per Share:
Basic	$0.08	$0.07	$0.28	$0.30
Diluted	$0.08	$0.07	$0.28	$0.30
________________________________________________________________
(1)Net loss margin represents net loss as a percentage of revenue.
(2)Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.

Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating (loss) income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

							(dollars in thousands)

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended December 31,		Three Months Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2023	2022	2023	2022
Cost of revenue	$15,170	$17,360	$13,771	$16,983	$66,925	$65,079	$62,136	$64,258
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	8%	9%	7%	9%	9%	8%	8%	8%
Product development and technology	$32,032	$36,770	$24,238	$26,335	$135,836	$143,137	$95,664	$102,706
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	16%	20%	12%	14%	18%	19%	13%	13%
Sales and marketing	$93,751	$84,128	$83,797	$78,881	$341,328	$357,631	$318,603	$331,525
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	48%	46%	43%	43%	45%	47%	42%	43%
General and administrative (1)	$30,371	$28,581	$17,585	$12,319	$125,515	$144,792	$66,435	$54,590
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	15%	16%	9%	7%	17%	19%	9%	7%
Depreciation and amortization	$43,608	$15,533	$11,571	$9,859	$107,668	$54,177	$42,862	$30,977
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	22%	8%	6%	5%	14%	7%	6%	4%
Operating (loss) income (1) (2)	$(18,288)	$1,737	$45,682	$39,732	$(27,007)	$1,738	$174,565	$182,498
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	(9%)	1%	23%	22%	(4%)	0%	23%	24%
________________________________________________________________
(1)Our financial results for the first quarter of 2023 as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023 erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the year ended December 31, 2023 in the table above.
(2)Adjusted operating income represents Adjusted Revenue less non-GAAP costs and operating expenses.

Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, revenue, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

			(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$196,644	$184,109	$750,265	$766,554
Restructuring related expenses (1)	—	—	10,000	—
Adjusted Revenue (1)	$196,644	$184,109	$760,265	$766,554

Cost of revenue	$15,170	$17,360	$66,925	$65,079
Restructuring related expenses	(1,272)	(207)	(4,150)	(444)
Stock-based compensation expense	(123)	(169)	(610)	(359)
Payroll tax expense related to stock-based compensation	(4)	(1)	(29)	(18)
Adjusted cost of revenue	$13,771	$16,983	$62,136	$64,258

Product development and technology	$32,032	$36,770	$135,836	$143,137
Acquisition related expenses	(26)	(540)	(329)	(1,416)
Restructuring related expenses	(524)	26	(8,927)	(2,840)
Stock-based compensation expense	(7,144)	(9,863)	(30,096)	(35,190)
Payroll tax expense related to stock-based compensation	(100)	(58)	(820)	(985)
Adjusted product development and technology	$24,238	$26,335	$95,664	$102,706

Sales and marketing	$93,751	$84,128	$341,328	$357,631
Acquisition related expenses	—	(185)	—	(2,064)
Restructuring related expenses	(1,240)	—	(2,078)	(2,679)
Stock-based compensation expense	(8,646)	(5,037)	(20,311)	(21,036)
Payroll tax expense related to stock-based compensation	(68)	(25)	(336)	(327)
Adjusted sales and marketing	$83,797	$78,881	$318,603	$331,525

General and administrative	$30,371	$28,581	$125,515	$144,792
Financing related expenses	—	(6)	—	(20)
Acquisition related expenses	(148)	(2,131)	(1,448)	(23,006)
Restructuring related expenses	(1,598)	144	(1,868)	(310)
Legal settlement expenses	2,900	1,300	(100)	(1,500)
Stock-based compensation expense	(12,865)	(14,345)	(53,803)	(63,649)
Payroll tax expense related to stock-based compensation	(96)	(59)	(508)	(552)
Loss on operating lease assets	(979)	(12,569)	(1,353)	(12,569)
Gain on sale of business	—	11,404	—	11,404
Adjusted general and administrative (2)	$17,585	$12,319	$66,435	$54,590

Depreciation and amortization	$43,608	$15,533	$107,668	$54,177
Amortization of intangibles related to acquisitions and restructuring activities	(32,037)	(5,674)	(64,806)	(23,200)
Adjusted depreciation and amortization	$11,571	$9,859	$42,862	$30,977

Exhibit 99.1

Operating (loss) income	$(18,288)	$1,737	$(27,007)	$1,738
Amortization of intangibles related to acquisitions and restructuring activities	32,037	5,674	64,806	23,200
Financing related expenses	—	6	—	20
Acquisition related expenses	174	2,856	1,777	26,486
Restructuring related expenses	4,634	37	27,023	6,273
Legal settlement expenses	(2,900)	(1,300)	100	1,500
Stock-based compensation expense	28,778	29,414	104,820	120,234
Payroll tax expense related to stock-based compensation	268	143	1,693	1,882
Loss on operating lease assets	979	12,569	1,353	12,569
Gain on sale of business	—	(11,404)	—	(11,404)
Adjusted operating income (2)	$45,682	$39,732	$174,565	$182,498
________________________________________________________________
(1)We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with the restructuring related activities. The restructuring related expenses adjustment to revenue herein for the year ended December 31, 2023 represents the $10.0 million contract termination payment to a pharma manufacturer solutions client in connection with the Restructuring Plan.
(2)Our financial results for the first quarter of 2023 as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023 erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the year ended December 31, 2023 in the table above.